EXHIBIT 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

(1)	The accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2004	/s/ Bernard P. Aldrich

Bernard P. Aldrich President and Chief Executive Officer
Date: November 5, 2004	/s/ Robert M. Wolf

Robert M. Wolf Chief Financial Officer